Exhibit 10.4

SEPARATION AGREEMENT

AND

GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is entered into between Ronald E. Chapman (“Mr. Chapman”), and Homeowners Choice, Inc., a Florida corporation (“the Company”) (hereinafter collectively, “the Parties”).

WHEREAS Mr. Chapman has been an employee of the Company, pursuant to the Executive Agreement (the “Executive Agreement”), dated effective as of May 1, 2007 and that employment ended effective the date this Agreement is executed by Mr. Chapman (the “Termination Date”); and

WHEREAS Mr. Chapman and the Company wish to make special arrangements regarding Mr. Chapman’s separation from the Company; and

WHEREAS should Mr. Chapman wish to accept the Company’s offer under this Agreement, Mr. Chapman must execute this Agreement and return the executed Agreement to the Company no later than close of business on the 22nd calendar day after this Agreement is provided to Mr. Chapman (or if the 22nd calendar day falls on a weekend or on a legal holiday, by close of business on the next business day thereafter), otherwise, this Agreement and the Company’s offer hereunder shall be deemed to have expired as of that date and time; and

NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions, agreements and other consideration hereinafter set forth, Mr. Chapman and the Company agree as follows:

1.	RECITALS. The above recitals are true and accurate and incorporated into this Agreement.

2.	TERMINATION OF EMPLOYMENT. The Company and Mr. Chapman agree Mr. Chapman’s employment ended effective the Termination Date, and the Company expressly revoked any and all authority previously delegated to Mr. Chapman as of that date. The Company and Mr. Chapman agree that Mr. Chapman has no right or expectation of reinstatement or rehire, and Mr. Chapman agrees not to seek reinstatement or rehire with the Company at any time following his execution of this Agreement.

3.	WRITTEN RESIGNATION OF EMPLOYMENT. Upon executing this Agreement, Mr. Chapman shall tender to the Company a written resignation of his employment, reflecting such resignation effective as of the Termination Date.

4.	WRITTEN RESIGNATION FROM BOARD OF DIRECTORS. Upon executing this Agreement, Mr. Chapman shall tender to the Company a written resignation of his position on the Board of Directors of the Company, reflecting such resignation effective as of the Termination Date.

Ronald E. Chapman

(please initial)

5.

SEVERANCE PAYMENT. Upon full execution of this Agreement, and contingent upon Mr. Chapman’s full compliance with its terms, and provided there has been no revocation of this Agreement by Mr. Chapman, as explained more fully below, the Company shall pay to Mr. Chapman an amount equivalent to six (6) months of Mr. Chapman’s base salary, less taxes and other normal and legally required withholding, in a lump sum payment, payable on January 1, 2008 (or on the next business day following the 8th calendar day after Mr. Chapman has executed this Agreement, whichever is later) (the “Severance Payment”).

6.	STOCK OPTIONS. Pursuant to Section 4(a) of that certain Incentive Stock Option Agreement entered into by the Company and Mr. Chapman dated June 1, 2007 (the “ISO Agreement”), any vested Option Shares held by Mr. Chapman and received under the terms of the ISO Agreement must be exercised within thirty (30) days of the Termination Date. Mr. Chapman understands and agrees that he will not receive any future Option Shares on any future Yearly Vesting Date, as that term is defined in the ISO Agreement.

7.	ADEQUATE CONSIDERATION. The Parties acknowledge and agree that the Severance Payment and the Stock Options offered by the Company to Mr. Chapman (collectively, the “Consideration”) shall constitute valid and adequate consideration for Mr. Chapman’s execution of this Agreement, and full compliance with its terms.

8.	IRS REPORTING, WITHHOLDING, AND ADDITIONAL TAXES. Mr. Chapman acknowledges that the Company must report and will report to the Internal Revenue Service (as well as state and local taxing authorities where applicable) the Severance Payment made to him, and the Company will apply normal deductions and withholding to the Severance Payment. Mr. Chapman expressly acknowledges and warrants that he is, and shall be, solely responsible for all additional federal, state, and local tax liabilities, if any, related to the Severance Payment or to the Stock Options.

9.

CHAPMAN WAIVER AND RELEASE OF THE COMPANY. For and in consideration of the Consideration set forth above, and except as specifically outlined in Paragraph 10, below, Mr. Chapman does hereby (for himself and his agents, representatives, assigns, heirs, personal representatives, and any person claiming by or through him or them), completely and irrevocably release, acquit, and forever discharge the Company (and its affiliated companies, predecessors, successors, insurers, re-insurers, agents, employees, former agents and employees, directors, officers, former directors, former officers, representatives, shareholders, and assigns) (collectively, the “Released Parties”) of and from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever arising out of any matter occurring at

Ronald E. Chapman

(please initial)

any time prior to and including the date this Agreement was signed, whether known or unknown, suspected or unsuspected, both at law and in equity, including, but without limitation, any claims for fraud or fraud in the inducement, including fraud in the inducement to this Agreement, and all claims which Mr. Chapman has had, now has, or may have, in any way arising from or related to his employment with the Company, or the cessation of that employment (including, but without limitation, any claim of employment discrimination, wrongful termination, retaliation, or other improper treatment on any basis arising under any federal, state, or local statute, law, ordinance, rule, or regulation, including under the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefits Protection Act). Mr. Chapman understands and agrees that this Agreement prohibits him from initiating a demand for arbitration or a lawsuit against the Company for any claim released in this Agreement and prohibits him from recovering any amounts or obtaining any remedy for himself for any claim released in this Agreement through an action or proceeding brought by others.

10.	CLAIMS NOT RELEASED. Mr. Chapman understands that, under this Agreement, he is not releasing any claims or rights he may have: (a) for compensation for illness or injury or medical expenses under any workers’ compensation statute; (b) for benefits under any plan currently maintained by the Company that provides for retirement benefits; (c) under any law or any policy or plan currently maintained by the Company that provides health insurance continuation or conversion rights; (d) any claim under the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefits Protection Act, that may arise after the date this Agreement is signed by Mr. Chapman; or (e) for any claim which by law cannot be waived or released.

11.	KNOWING AND VOLUNTARY AGREEMENT. Mr. Chapman acknowledges that (a) he has carefully read this Agreement; (b) he fully understands this Agreement; (c) he has been advised by the Company to consult with his attorney before executing this Agreement; and (d) he is entering into this Agreement voluntarily and of his own free will, with full understanding of its significance, and intending to be bound by its terms. Mr. Chapman represents and acknowledges that no other promises or agreements of any kind have been made to or with him by any person or entity to cause him to sign this Agreement. Mr. Chapman also acknowledges and affirms that he has the right to have this Agreement in his possession for at least 21 days in order to consider whether to sign it, which right Mr. Chapman may choose to waive, in his sole and absolute discretion. Mr. Chapman may revoke this Agreement within 7 days after the date it is signed. After the expiration of the 7 day revocation period, this Agreement will become effective and legally binding in all respects.

12.

NO RETALIATION. Mr. Chapman represents that the Company has not taken any retaliatory personnel action against him because he has disclosed, or threatened to disclose, to any appropriate governmental agency, an activity,

Ronald E. Chapman

(please initial)

policy, or practice of the Company that is in violation of a law, rule, or regulation; for providing information to, or testifying before, any appropriate governmental agency, person, or entity conducting an investigation, hearing, or inquiry into an alleged violation of a law, rule, or regulation by the Company; or for objecting to, or refusing to participate in, any activity, policy, or practice by the Company which is in violation of a law, rule, or regulation.

13.	FULL DISCLOSURE TO THE COMPANY. Mr. Chapman represents that he has personally and fully disclosed, in writing, to the Chairman of the Board of Directors, any information he may have concerning any conduct involving the Released Parties that he has reason to believe may be unlawful, and promises to cooperate fully in any investigation the Company may undertake into matters occurring during his employment with the Company.

14.	COOPERATION. Mr. Chapman agrees that he will assist and cooperate with the Company and its counsel in connection with any investigation, administrative or regulatory proceeding or litigation relating to any matter in which Mr. Chapman was involved or of which Mr. Chapman has knowledge as a result of his employment with the Company.

15.	NOT AN ADMISSION OF LIABILITY. This Agreement does not constitute an admission by the Company that any action it took with respect to Mr. Chapman was wrongful, unlawful, or in violation of any statute, law or regulation. Mr. Chapman agrees that he will not state, represent, suggest, or imply to anyone that this Agreement is an admission of guilt or wrongdoing by the Company. The Company expressly denies any violation of any of its policies or procedures, or federal, state or local laws, regulations, or ordinances.

16.	CONFIDENTIALITY OF THIS AGREEMENT. Mr. Chapman acknowledges that his promise to keep the terms of this Agreement confidential is a material reason the Company agreed to enter into this Agreement. Except as may be required by law, after notice to the Company where it is practical to give such notice, Mr. Chapman agrees that the existence of this Agreement and the terms of this Agreement are to be held in the strictest confidence, and he will not divulge the existence of this Agreement or the terms of this Agreement, including but not limited to the fact or the amount of any payment hereunder to anyone other than his spouse, his tax advisor, or his legal counsel (if any are applicable), subject to the understanding that those individuals will also keep the terms of the Agreement completely confidential and that any breach by them will be considered a breach by Mr. Chapman.

17.

CONFIDENTIALITY OF COMPANY INFORMATION. Mr. Chapman further agrees that in the course of his employment with the Company, Mr. Chapman saw and heard certain confidential or proprietary business or financial information concerning the Company. Mr. Chapman agrees he will not: (a) reveal such

Ronald E. Chapman

(please initial)

information to any person or organization; (b) use such information in a manner that could be detrimental to the Company; or (c) take any original or copy of any documents that he received while employed by the Company. Mr. Chapman acknowledges the confidentiality provisions of this paragraph are material terms of this Agreement which are of value to the Company, and that, in the event of any breach of these provisions, any such breach will inflict substantial, irreparable injury upon the Company which will be difficult, if not impossible, to ascertain with any reasonable certainty. All confidentiality provisions under this paragraph shall continue without end or for the longest time period permitted under applicable state and/or federal law.

18.	NO SOLICITATION. Mr. Chapman agrees that for a period of two (2) years following the Effective Date of this Agreement, Mr. Chapman will not (a) hire or attempt to hire any employee of the Company or otherwise encourage or attempt to encourage any employee of the Company to leave the Company’s employ; (b) engage in any activity that directly or indirectly causes or seeks to cause any individual to leave employment by the Company, or which recruits, hires, or attempts to recruit or hire any individual employed by the Company; or (c) directly or indirectly, recruit, train, supervise, or assist others to directly or indirectly engage in any of the activities prohibited under this paragraph.

19.	NO SOLICITATION OF CUSTOMERS. Mr. Chapman agrees that for a period of two (2) years following the Effective Date of this Agreement, Mr. Chapman will not (a) solicit or attempt to solicit any customer of the Company with whom Mr. Chapman had personal contact or otherwise encourage or attempt to encourage any such customer to cease doing business with the Company ; (b) engage in any activity that directly or indirectly causes or seeks to cause any customer with whom Mr. Chapman had personal contact to cease doing business with the Company, or (c) directly or indirectly, recruit, train, supervise, or assist others to directly or indirectly engage in any of the activities prohibited under this paragraph.

20.	NO DISPARAGEMENT. Mr. Chapman agrees he will not criticize, denigrate, or otherwise speak adversely against the Released Parties, nor say anything which may injure the Released Parties in their business, or in any way disparage or injure their name(s) and reputation(s) within the business community, or to the public at large. The type of comments contemplated and prohibited include, but are not limited to, any remark which may cause or tend to cause an adverse effect on the reputation or character of the Released Parties or cause a reasonable person in the community to negatively alter or change his or her opinion or perception of the Released Parties.

21.

DISCLOSURE RIGHTS. Nothing in this Agreement shall prohibit or restrict Mr. Chapman from (a) making any disclosure of information required by law; (b) providing information to, or testifying or otherwise assisting in any investigation

Ronald E. Chapman

(please initial)

or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, or any regulatory organization; (c) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or local law relating to fraud or any rule or regulation of the Florida Office of Insurance Regulation or any regulatory agency; or (d) providing information to the Company’s Compliance Department or the Company’s legal counsel.

22.	RETURN OF COMPANY PROPERTY. By signing this Agreement, Mr. Chapman represents that he has returned to the Company all files, copies of those files (including computer files), documents, all copies of those documents (including all electronic copies), computer equipment, passwords, access codes, telephones, pagers, all keys, credit cards, and any other property of the Company assigned to him, property that he obtained by virtue of his position with the Company, or property in his possession that was purchased at the expense of the Company.

23.	SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives, and assigns. However, neither this Agreement nor any right or duty hereunder shall be assignable by Mr. Chapman, his beneficiaries, or legal representatives.

24.	ENTIRE AGREEMENT, AMENDMENT. The Incentive Stock Option Agreement entered into by the Company and Mr. Chapman dated June 1, 2007 (the “ISO Agreement”) is specifically incorporated into this Agreement. This Agreement, including the ISO Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the Parties to this Agreement with respect to the subject matter hereof. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party. This Agreement may not be modified or otherwise amended except by a written instrument that expressly refers to this Agreement and executed by all of the Parties hereto.

25.	REFORMATION. If any provision of this Agreement is declared or determined by any court of competent jurisdiction or arbitrator to be unenforceable or invalid for any reason, in whole or in part, neither the validity of the remaining parts of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, illegal, or unenforceable provision as may be possible to be valid, legal, and enforceable.

Ronald E. Chapman

(please initial)

26.	INDEMNIFICATION OF THE COMPANY. Mr. Chapman agrees to indemnify and hold harmless the Company and the Released Parties from and against any loss, damage or expense (including, without limitation, attorneys’ fees) incurred by it or them as a result of any breach of this Agreement by Mr. Chapman.

27.	NO INDEMNIFICATION OF MR. CHAPMAN. The Company and Mr. Chapman agree that Mr. Chapman shall not be indemnified by the Company with respect to any act, failure or refusal to act by Mr. Chapman occurring after the Termination Date.

28.	ATTORNEYS’ FEES AND COSTS. The Parties will bear their own fees and costs incurred in any manner with respect to the drafting, review, and execution of this Agreement.

29.	GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, excluding its conflicts of laws provisions. In the event of any violation of any term of this Termination Agreement, any party may seek any and all remedies, at law or in equity, from any court of competent jurisdiction. The jurisdiction and venue for enforcing the terms of this Termination Agreement shall be in Hillsborough County, Florida or in the United States District Court, Middle District, State of Florida. Any breach or threatened breach of the provisions of this Termination Agreement pertaining to confidentiality, nonsolicitation, or nondisparagement shall entitle the Company to seek a temporary restraining order, temporary injunction or other equitable relief for any such breach.

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Ronald E. Chapman

(please initial)

WAIVER OF JURY TRIAL.

THE PARTIES AGREE SHOULD ANY LEGAL ACTIONS BE FILED, ONE AGAINST

THE OTHER, AT ANY TIME IN THE FUTURE, MR. CHAPMAN AND THE

COMPANY EACH AGREE TO WAIVE TRIAL BY JURY.

THEREFORE, the Parties to this Agreement now voluntarily and knowingly execute this Separation Agreement and General Release.

/s/ Ronald E. Chapman
Ronald E. Chapman

12/19/07
Date Signed

HOMEOWNERS CHOICE, INC., a Florida corporation

By:	/s/ Paresh Patel
Paresh Patel
Chairman of the Board of Directors

Nov 29, 2007
Date Signed

Ronald E. Chapman

(please initial)